EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 12, 2024, relating to the financial statements of ESG, Inc. as of December 31, 2023 and 2022.

/s/ QI CPA LLC

Valley Stream, New York

September 19, 2024

We have served as the Company’s auditor since 2024.